CREDIT AND SECURITY AGREEMENT
                         Dated as of September 30, 1996



     LARSON-DAVIS LABORATORIES CORPORATION, a Utah corporation, SENSAR CORPORATION, a Utah corporation (collectively, the "Borrowers"). and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), hereby agree as follows:

                                   ARTICLE I
                                  Definitions

     Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

     "Advance" means an advance to a Borrower by the Lender pursuant to Section 2.1.

     "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with a Borrower including (without limitation) any Subsidiary of either Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Credit and Security Agreement.

     "Banking Day" means a day other than a Saturday on which banks are generally open for business in Denver. Colorado, Minneapolis, Minnesota and Provo, Utah.

     "Base Rate" means the rate of interest publicly announced from time to time by the Norwest Bank Minnesota, N.A. as its "base rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

     "Book Net Worth" of LD means the difference between:

          (a) the consolidated assets of LD determined in accordance with generally accepted accounting principles after deducting adequate reserves in each case where, in accordance with generally accepted accounting principles, a reserve is proper; and

          (b)  all Debt of LD and its Subsidiaries, including the Borrowers.

     "Borrowers" means LDL and Sensar Corporation, collectively.

     "Collateral" means all of the Equipment, General Intangibles, Inventory and Receivables, together with all substitutions and replacements for and products of any of the foregoing Collateral and together with proceeds of any and all of the foregoing Collateral and, in the case of all tangible Collateral, together with all accessions and together with (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

     "Collateral Account" has the meaning specified in Section 4.l(c) hereof.

     "Commitment" means $3,000,000.

     "Credit Facility" means the credit facility being made available to the Borrowers by the Lender pursuant to Article II hereof.

     "Debt" of a Person means (i) all items of indebtedness or liability which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liabilities side of the balance sheet of such Person as at the date as of which Debt is to be determined, and
(ii) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed.

     "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

     "Eligible Accounts" means all unpaid Accounts of a Borrower, net of any credits, except the following shall not in any event be deemed Eligible
Accounts:

          (1) That portion of Accounts which are 90 days past the invoice date thereof;

          (2) That portion of Accounts that are disputed or subject to a claim of offset or a contra account;

          (3) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to its customer;

          (4) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government with respect to which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority security interest and (B) such Account may be enforced by the Lender directly against such unit of government under all applicable laws);

          (5) Accounts owed by an account debtor located outside the United States or Canada which are not backed by a bank letter of credit assigned to the Lender, in the possession of the Lender and acceptable to the Lender in all respects, in its sole discretion, or insured by a policy of foreign receivables insurance acceptable to the Lender in its sole discretion;

          (6) Accounts owed by an account debtor that is the subject of bankruptcy proceedings or has gone out of business;

          (7) Accounts owed by a shareholder, subsidiary, Affiliate, officer or employee of such Borrower;

          (8) Accounts not subject to a duly perfected security interest in favor of the Lender or which are subject to any lien, security interest or claim in favor of any Person other than the Lender;

          (9) That portion of Accounts that have been restructured, extended, amended or modified;

          (10) That portion of Accounts that constitutes finance charges, service charges or sales or excise taxes;

          (11) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses or (1), (2) or (9) above;

          (12) Accounts or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

     "Eligible Inventory" means all inventory of a Borrower consisting of raw materials or finished goods held for sale, at the lower of cost or market value as determined in accordance with generally accepted accounting principles; provided, however, that the following shall not in any event be deemed Eligible
Inventory:

          (1) Inventory that is: in-transit; located at any warehouse or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment to or from any other person or subject to any bailment;

          (2)  Supplies or packaging inventory;

          (3) Inventory that is damaged, obsolete, or not useable in the normal course of such Borrower's operations or with respect to such Borrowers current product lines;

          (4) Inventory that such Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

          (5) Inventory that is subject to a security interest in favor of any Person other than the Lender; and

          (6) Inventory otherwise deemed ineligible by the Lender in its sole discretion.

     "Environmental Laws" has the meaning specified in Section 5.12 hereof.

     "Equipment" means all of the equipment of either Borrower, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by either Borrower.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" has the meaning specified in Section 8.1 hereof.

     "General Intangibles" means all of the general intangibles of either Borrower, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, applications and registrations, copyrights trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, licenses, franchises, the right to use the name of either Borrower, and the goodwill of each Borrower's business.

     "Guaranty" means any of the guaranty by LD of the Obligations of the Borrowers and the guaranty by each Borrower of the Obligations of the other Borrower.

     "Inventory" means all of the inventory of either Borrower, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

     "LD" means Larson-Davis Incorporated, a Nevada corporation.

     "LDL" means Larson-Davis Laboratories Corporation, a Utah corporation.

     "LDL Borrowing Base" means at any time and subject to change from time to time in the Lender's sole discretion, the lesser of:

          (a)  the Commitment, or

          (b) the sum of 80% of the Eligible Accounts of LDL plus the lesser of:

               (A)  $600,000 minus the Sensar Inventory Reliance, or

               (B) the sum of (x) the lesser of $200,000 or 25 % of the Eligible Inventory of LDL consisting of raw materials, plus (y) 60% of the Eligible Inventory of LDL consisting of finished goods.

     "LDL Inventory Reliance" means the difference between (i) any outstanding Advances to LDL and (ii) 80% of the Eligible Accounts of LDL.

     "LDL Note" means the promissory note of LDL payable to the order of the Lender in substantially the form of Exhibit A-1.

     "Loan Documents" means this Agreement, the Notes and the Patent Security Agreements referred to in Section 4.1(e).

     "Lockbox" has the meaning specified in Section 6.10.

     "Notes" means the LDL Note and the Sensar Corporation Note.

     "Obligations" has the meaning specified in Section 3.1 hereof.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" means an employee benefit plan or other plan maintained for employees of either Borrower and covered by Title IV of ERISA.

     "Premises" means all premises where any Borrower conducts its business and has any rights of possession, including (without limitation) the premises legally described in Exhibit E attached hereto.

     "Receivables" means each and every right of either Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by such Borrower or by some other person who subsequently transfers such person's interest to such Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which such Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

     "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

     "Security Interest" has the meaning specified in Section 3.1 hereof.

     "Sensar" means Sensar Corporation, a Utah corporation.

     "Sensar Borrowing Base" means at any time and subject to change from time to time in the Lender's sole discretion, the lesser of:

          (a)  the Commitment, or

          (b) the sum of 80% of the Eligible Accounts of Sensar plus the lesser of:

               (A)  $600,000 minus the LDL Inventory Reliance, or

               (B) the sum of (x) the lesser of $200,000 or 25 % of the Eligible Inventory of Sensar consisting of raw materials, plus (y) 60% of the Eligible Inventory of Sensar consisting of finished goods.

     "Sensar Inventory Reliance" means the difference between (i) any outstanding Advances to Sensar and (ii) 807c of the Eligible Accounts of Sensar.

     "Sensar Note" means the promissory note of Sensar payable to the order of the Lender in substantially the form of Exhibit A-2.

     "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by LD, by LD and one or more other Subsidiaries, or by one or more other Subsidiaries.

     "Termination Date" means September 30, 2000.

     "WCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.12 hereof as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

                                   ARTICLE II
                    Amount and Terms of the Credit Facility

     Section 2.1 Advances. On the terms and subject to conditions of this Section, the Lender agrees, on the terms and subject to the conditions herein set forth, to make Advances to each Borrower from time to time during the period from the date hereof to and including the Termination Date, or the earlier date of termination in whole of the Credit Facility pursuant to Sections 2.4(c) or
8.2 hereof, in an aggregate amount at any time outstanding not to exceed such Borrower's Borrowing Base, which Advances shall be secured by the Collateral as provided in Article III hereof. The Credit Facility made available to each Borrower pursuant to this Section 2.1(a) shall be a revolving facility and it is contemplated that the Borrowers will request Advances, make prepayments and request additional Advances. The Borrowers agree to comply with the following procedures in requesting Advances under this Section 2.1:

          (a) No Borrower will request any Advance under this Section 2.1 if, after giving effect to such requested Advance, (i) the outstanding and unpaid Advances made to such Borrower under this Section 2.1 would exceed such Borrower's Borrowing Base, or (ii) the aggregate Advances made to both Borrowers under this Section 2.1 would exceed the Commitment.

          (b) Each request for an Advance under this Section 2.1 shall be made to the Lender prior to 11:00 a.m. (Colorado time) of the day of the requested Advance. Each request for an Advance may be made in writing or by telephone, specifying the date of the requested Advance and the amount thereof, and shall be by (i) any officer of the Borrower requesting the Advance; or (ii) any person designated as such Borrower's agent by any officer of such Borrower in a writing delivered to the Lender; or (iii) any person reasonably believed by the Lender to be an officer of such Borrower or such a designated agent.

               (1)  Upon fulfillment of the applicable conditions set forth in
          Article IV hereof, the Lender shall promptly disburse loan proceeds by crediting the same to such Borrower's demand deposit account maintained with Key Bank of Utah, unless the Lender and such Borrower shall agree in writing to another manner of disbursement. Upon request of the Lender, such Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. Such Borrower shall be obligated to repay all Advances under this Section 2.1 notwithstanding the failure of the Lender to receive such confirmation and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for an Advance under this Section 2.1, whether written or telephonic, shall be deemed to be a joint and several representation by the Borrowers that (i) the condition set forth in Section 2.1(a) hereof has been met, and (ii) the conditions set forth in Section 4.2 hereof have been met as of the time of the request.

     Section 2.2 Notes. All Advances made by the Lender under Section 2.1 hereof shall be evidenced by and be repayable with interest in accordance with, in the case of Advances requested by LDL, the LDL Note, and, in the case of Advances requested by Sensar, the Sensar Note. The principal of the LDL Note and the Sensar Note shall be payable as provided herein and on the earlier of the Termination Date or acceleration by the Lender pursuant to Section 8.2 hereof, and shall bear interest as provided herein.

     Section 2.3  Interest.

          (a) The principal of the Advances outstanding from time to time during any month shall bear interest (computed on the basis of actual days elapsed in a 360-day year) as follows:

               (1) Advances pursuant to Section 2.1 hereof and evidenced by the LDL Note or the Sensar Note shall bear interest at an annual rate equal to the sum of the Base Rate plus 2.5%, which rate shall change when and as the Base Rate changes.

               (2) Notwithstanding anything contained in this Section 2.3 or the Notes to the contrary (i) from the first day of any month during which any Default or Event of Default occurs or exists at any time, in the Lender's discretion and without waiving any of its other rights and remedies, the rate of interest payable on any and all Advances and on the Notes shall be the rate otherwise payable with respect to such Advances and the Notes plus 3.0%, and (ii) in no event shall any rate change be put into effect which would result in a rate greater than the highest rate permitted by law.

               (3) Notwithstanding the interest payable pursuant to Section 2.3(a)(1) and (2) hereof, if the sum of the interest payable on the LDL Note and the Sensar Note for any month is not equal to at least $8,000, the Borrowers shall jointly and severally pay the Lender on the last day of such month, the difference between $8,000 and the amount of the interest payable under the LDL Note and the Sensar Note, but not more than the maximum amount of interest permitted by applicable law. The minimum interest charge for periods of less than one month shall be suitably pro rated.

          (b) Interest accruing on the principal balance of the Advances outstanding from time to time shall be payable on the last day of each month and on the Termination Date or earlier maturity or prepayment in full.

          (c) If any Person shall acquire a participation in Advances under this Agreement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under Section 2.3(a) hereof, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate, or otherwise elects to accept less than its pro rata share of such fees, charges and other amounts due under this Agreement.

     Section 2.4  Voluntary Prepayment; Termination of Agreement by Borrower.

          (a) Either Borrower may, in its discretion, prepay its Note in whole or from time to time in part without penalty or premium.

          (b) The Borrowers may terminate this Agreement at any time and, subject to payment and performance of all the Borrowers' obligations to the Lender, may obtain any release or termination of the Security Interests to which the Borrower is otherwise entitled by law by (i) giving at least 30 days' prior written notice to the Lender of the Borrowers' intention to terminate this Agreement; and (ii) paying the Lender a termination fee equal to 2.0% of the Commitment if such termination occurs prior to October 1, 1997, and 1.5% of the Commitment if such termination occurs after September 30, 1997, if the Borrowers terminate this Agreement effective as of any date other than the Termination Date or under circumstances whereby the Credit Facility is refinanced by a lender other than an affiliate of Norwest Corporation or if either Borrower enters into a credit facility with or borrows money from any source other than an affiliate of Norwest Corporation within 90 days from the date of such termination. Notwithstanding the foregoing no termination fee shall be payable if this Agreement is terminated within 60 days of the date on which the Lender requests reimbursement from the Borrower pursuant to Section 2.11.

     Section 2.5 Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Advances made to a Borrower pursuant to
Section 2.1 shall at any time exceed the Borrowing Base of such Borrower, such Borrower shall immediately prepay the Advances made to it to the extent necessary to reduce the sum of the outstanding principal balance of the Advances made to it pursuant to Section 2.1 to the Borrowing Base of such Borrower. Any payment received by the Lender under this Section 2.5 or under Section 2.4 may be applied to the Advances to such Borrower, including interest thereon and any fees, commissions, costs and expenses hereunder and under the other Loan Documents, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

     Section 2.6 Payment. All payments of principal of and interest on the Advances shall be made to the Lender in immediately available funds. Each Borrower hereby authorizes the Lender, in its discretion at any time or from time to time and without request by the Borrower, to make an Advance to such Borrower in the amount of any interest due and payable by such Borrower hereunder or the amount of any fees, costs or expenses due and payable hereunder or under any other Loan Documents by such Borrower.

     Section 2.7 Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

     Section 2.8 Liability Records. The Lender may maintain from time to time, at its discretion, liability records as to any and all advances made or repaid and interest accrued or paid under this Agreement. All entries made on any such record shall be presumed correct until the Borrowers establish the contrary. On demand by the Lender, the Borrowers will admit and certify in writing the exact principal balance that the Borrowers then assert to be outstanding to the Lender under this Agreement. In the absence of manifest error, any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrowers unless specific written notice of exception is given to the Lender by the Borrowers within 30 days after its receipt by the Borrowers.

     Section 2.9 Setoff. The Borrowers agree that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrowers by the Lender, whether or not due, against any indebtedness owed to the Lender by the Borrowers (for Advances or for any other transaction or event), then due and payable. In addition, each other Person holding a participating interest in the Note shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrowers, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrowers the amount of such participating interest.

     Section 2.10 Fees. (a) The Borrowers hereby jointly and severally agree to pay the Lender a fully earned and non-refundable origination fee of $30,00O, due and payable upon the execution of this Agreement.

          (b) The Borrowers jointly and severally agree to pay the Lender a commitment fee at the rate of one-half of one percent (0.50%) per annum on the daily unused amount of the Commitment (determined by taking into account the aggregate outstanding Advances to both Borrowers) from the date hereof to and including the date on which the Credit Facility is terminated, due and payable in arrears commencing October 1, 1996, and continuing on the first day of each month thereafter, provided that any commitment fee remaining unpaid upon termination of the Credit Facility or acceleration of the Notes by the Lender pursuant to Section 8.2 hereof shall be due and payable on the date of such termination or acceleration. Such fee shall be calculated on the basis of the actual number of days elapsed in a 360-day year.

          (c) The Borrowers hereby jointly and severally agree to pay the Lender, on demand, audit fees of $50.00 per auditor (or if different, the Lender's then current hourly auditor charge) in connection with any audits or inspections by the Lender of any collateral or the operations or business of either Borrower, together with all reasonable out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

     Section 2.11 Capital Adequacy. If the Lender shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the date hereof, any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or its parent corporation with any guideline or request issued after the date hereof regarding capital adequacy (whether nor not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's or the Lender's parent corporation's capital as a consequence of the Lender's obligations hereunder to a level below that which the Lender or its parent corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy and those of the Lender's parent corporation) by an amount deemed to the Lender or its parent corporation to be material, then from time to time on demand by the Lender, the Borrowers shall jointly and severally pay to the Lender such additional amount or amounts as will compensate the Lender or its parent corporation for such reduction. Certificates of the Lender sent to the Borrowers from time to time claiming compensation under this Section, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Lender hereunder shall be conclusive absent manifest error. In determining such amounts, the Lender or its parent corporation may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, no amounts shall be payable pursuant to this Section 2.11 if the Borrower terminates this Agreement and pays all of the outstanding obligations within 60 days from the date of a demand by the Lender for reimbursement hereunder.

                                  ARTICLE III
                               Security Interest

     Section 3.1 Grant of Security Interest. Each Borrower hereby assigns and grants to the Lender a security interest (collectively referred to as the "Security Interests") in the Collateral, as security for the payment and performance of each and every debt, liability and obligation of every type and description which such Borrower may now or at any time hereafter owe to the Lender (whether such debt liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of such Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of such Borrower arising under this Agreement or any other loan or credit agreement or guaranty between such Borrower and the Lender, whether now in effect or hereafter entered into; all such debts, liabilities and obligations are herein collectively referred to as the "Obligations" of such Borrower).

     Section 3.2 Notification of Account Debtors and Other Obligors. In addition to the rights of the Lender under Section 6.10 hereof, with respect to any and all rights to payment constituting Collateral the Lender may, at any time before the occurrence of an Event of Default, notify any account debtor or other person obligated to pay the amount due that payment shall be made directly to a Lockbox, and may at any time after the occurrence of an Event of Default which is continuing, notify such Person that the right to such payment has been assigned to the Lender for security and shall be paid directly to the Lender. The Borrowers will join in giving such notice if the Lender so requests. At any time after the occurrence of an Event of Default which is continuing, the Lender may, but need not, in the Lender's name or in such Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as agent and attorney in fact of such Borrower, notify the United States Postal Service to change the address for delivery of such Borrower's mail to any address designated by the Lender, otherwise intercept such Borrower's mail, and receive, open and dispose of such Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for such Borrower's account or forwarding such mail to such Borrower's last known address.

     Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, each Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of such Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and such Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether before or after the occurrence of any Event of Default, the Lender may (but need not), in the Lender's name or in such Borrower's name execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

     Section 3.4 Occupancy. (a) Each Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises of such Borrower at any time after the occurrence and during the continuance of an Event of Default.

          (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

          (c) The right of the Lender to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

          (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, in the event that the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrowers shall jointly and severally reimburse the Lender promptly for the full amount thereof. In addition, the Borrowers will jointly and severally pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

     Section 3.5 License. Each Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license, to the full extent of such Borrower s rights as they may exist from time to time, to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of such Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral following an Event of Default.

                                   ARTICLE IV
                             Conditions of Lending

     Section 4.1 Conditions Precedent to the Initial Advance. The obligation of the Lender to make the initial Advance under the Credit Facility shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

          (a)  This Agreement, properly executed on behalf of the Borrowers.

          (b) The LDL Note, properly executed on behalf of LDL, and the Sensar Note properly executed on behalf of Sensar.

          (c) Separate Collateral Account Agreements, duly executed by each Borrower and Key Bank of Utah, pursuant to which such Borrower and such bank establish a depository account (the "Collateral Account") in the name of and under the sole and exclusive control of the Lender, from which such institution agrees to transfer finally collected funds to the Lender for application to such Borrower's Obligations.

          (d)  The Guaranties, properly executed by each party thereto.

          (e)  A Patent Security Agreement properly executed by each Borrower.

          (f) A true and correct copy of any and all leases, pursuant to which either Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

          (g) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against either Borrower, (ii) no financing statements have been filed and remain in effect against either Borrower, except those financing statements relating to liens permitted pursuant to Section 7.1 hereof and those financing statements filed by the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interests granted hereunder, to the extent the Security Interests are capable of being perfected by filing.

          (h) A certificate of the Secretary or an Assistant Secretary of each Borrower, certifying as to (i) the resolutions of the directors and, if required, the shareholders of such Borrower, authorizing the execution, delivery and performance of this Agreement and the Security Documents, (ii) the articles of incorporation and bylaws of such Borrower, and (iii) the signatures of the officers or agents of such Borrower authorized to execute and deliver this Agreement, the Security Documents and other instruments, agreements and certificates, including Advance requests, on behalf of such Borrower.

          (i) A current certificate issued by the Secretary of State of the state of each Borrower's incorporation, certifying that such Borrower is in compliance with all corporate organizational requirements of such state.

          (j) Evidence that the each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

          (k) An opinion of counsel to each Borrower and to LD, addressed to the Lender.

          (l) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in favor of the Lender and with all liability insurance naming the Lender as an additional insured.

          (m) Payment of the fees due through the date of the initial Advance under Section 2.10 hereof and expenses incurred by the Lender through such date and required to be paid by the Borrowers under Section 9.7 hereof.

          (n) Such other documents as the Lender in its sole discretion may require.

          (o) Evidence satisfactory to the Lender that immediately after the payment of all fees payable under this Agreement, all amounts owed to Key Bank of Utah and all past due accounts payable, the sum of the LDL Borrowing Base and the Sensar Borrowing Base exceeds the aggregate principal balances of the LDL Note and the Sensar Note by at least $100,000.

     Section 4.2 Conditions Precedent to All Advances. The obligation of the Lender to make each Advances shall be subject to the further conditions precedent that on such date:

          (a) the representations and warranties contained in Article V hereof are correct on and as of the date of the Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (b) no event has occurred and is continuing, or would result from the Advance which constitutes a Default or an Event of Default.

                                   ARTICLE V
                         Representations and Warranties

     The Borrowers jointly and severally represent and warrant to the Lender as follows:

     Section 5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations. LDL is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah and Sensar is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah, and each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Each Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its corporate existence, each Borrower has done business solely under the names set forth in Exhibit B hereto. The chief executive office and principal place of business of each Borrower is located at the address set forth in Exhibit B hereto, and all of such Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Exhibit B hereto.

     Section 5.2 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by each Borrower of the Loan Documents and such Borrower's Guaranty and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of either Borrower, (b) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, (c) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to either Borrower or of the Articles of Incorporation or Bylaws of either Borrower, (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which either Borrower is a party or by which it or its properties may be bound or affected, or (e) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interests) upon or with respect to any of the properties now owned or hereafter acquired by either Borrower.

     Section 5.3 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower executing the same, the other Loan Documents and such Borrower's Guaranty will constitute, the legal, valid and binding obligations of the Borrower executing the same, enforceable against such Borrower in accordance with their respective terms.

     Section 5.4 Subsidiaries. Except as set forth in Exhibit B attached hereto the Borrowers have no Subsidiaries.

     Section 5.5 Financial Condition; No Adverse Change. LD has heretofore furnished to the Lender audited financial statements of LD for its fiscal year ended June 30 1996, and those statements fairly present the financial condition of LD and its Subsidiaries on the dates thereof and the results of their operations and cash flows for the periods then ended, and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of LD or the Borrowers.

     Section 5.6 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of either Borrower, threatened against or affecting either Borrower or any of its Affiliates or the properties of either Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to such Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of such Borrower or any of its Affiliates.

     Section 5.7 Regulation U. Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     Section 5.8 Taxes. Each Borrower and each of its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. Each Borrower and each of its Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of such Borrower or any such Affiliate, as the case may be, are required to be filed, and such Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

     Section 5.9 Titles and Liens. Each Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest balance sheet referred to in Section 5.5 hereof and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for mortgages, security interests and liens permitted by Section 7.1 hereof. No financing statement naming either Borrower as debtor is on file in any office except to perfect only security interests permitted by Section 7.1 hereof.

     Section 5.10 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither Borrower nor any Affiliate of either Borrower has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither Borrower nor any Affiliate of either Borrower has:

          (a)  Any accumulated funding deficiency within the meaning of ERISA;
     or

          (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

     Section 5.11 Default. Each Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the financial condition, properties or operations of such Borrower.

     Section 5.12 Environmental Protection. Each Borrower has obtained all permits, licenses and other authorizations which are required under federal, state and local laws and regulations relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at such Borrower s facilities or in connection with the operation of its facilities. Except as previously disclosed to the Lender in writing, each Borrower and all activities of such Borrower at its facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to such Borrower with respect thereto. Except as previously disclosed to the Lender in writing, each Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations schedules and timetables contained in Environmental Laws or contained in any plan order decree judgment or notice of which such Borrower is aware. Except as previously disclosed to the Lender in writing, neither Borrower is aware of, nor has either Borrower received notice of any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

     Section 5.13 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of a Borrower in connection with such Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or pro forma financial statements, present a good faith opinion as to such projections, valuations and pro forma condition and results.

     Section 5.14 Financing Statements. Each Borrower has provided to the Lender signed financing statements sufficient when filed to perfect the Security Interests and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

     Section 5.15 Rights to Payment. Each right to payment and each instrument document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor obligated to pay such obligation.

                                   ARTICLE VI
                     Affirmative Covenants of the Borrowers

     So long as the Note shall remain unpaid or any Credit Facility shall be outstanding, the Borrowers jointly and severally agree that they will comply with the following requirements, unless the Lender shall otherwise consent in writing:

     Section 6.1 Reporting Requirements. The Borrowers will deliver, or cause to be delivered, to the Lender each of the following which shall be in form and detail acceptable to the Lender:

          (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrowers, audited financial statements of LD with the unqualified opinion of independent certified public accountants selected by LD and acceptable to the Lender, which annual financial statements shall include the consolidated and consolidating balance sheets of LD and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows of LD and its Subsidiaries for the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the preparation of the financial statements referred to in Section 5.5 hereof, together with (i) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrowers are in compliance with the requirements set forth in Sections
     6.12 through 6.14 and Section 7.10 hereof; and (ii) a certificate of the chief financial officer of LD stating that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 5.5 hereof and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

          (b) as soon as available and in any event within 20 days after the end of each month, an unaudited/internal balance sheet and statements of income and retained earnings of LD and each Borrower as at the end of and for such month and for the year to date period then ended in each case, prepared in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the pro forma financial statements referred to in Section 5.5 hereof, but subject to year-end audit adjustments; and accompanied by a certificate of the chief financial officer of LD, substantially in the form of Exhibit D hereto stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the pro forma financial statements referred to in Section 5.5 hereof, subject to year-end audit adjustments,
     (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrowers are in compliance with the requirements set forth in Sections 6.12 through 6.14 and Section 7.10 hereof;

          (c) within 15 days after the end of each month, separate agings of each Borrower's accounts receivable and its accounts payable and a collateral certification report for such Borrower as at the end of such month;

          (d) weekly, or more frequently if requested by the Lender, an assignment and collection report for each Borrower certified by the chief financial officer of such Borrower;

          (e) at least 30 days before the beginning of each fiscal year of the Borrowers, the projected balance sheets and income statements for each month of such year for each of the Borrowers individually and for LD on a consolidated basis, each in reasonable detail, representing the good faith projections of the Borrowers and certified by LD's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrowers for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

          (f) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting either Borrower of the type described in Section 5.6 hereof or which seek a monetary recovery against such Borrower in excess of $25,000;

          (g) as promptly as practicable (but in any event not later than five business days) after an officer of either Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Loan Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of such Borrower of the steps being taken by the Borrowers to cure the effect of such breach, default or event;

          (h) as soon as possible and in any event within 30 days after either Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the chief financial officer of such Borrower setting forth details as to such Reportable Event and the action which the Borrowers propose to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

          (i) as soon as possible, and in any event within 10 days after either Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the chief financial officer of such Borrower setting forth details as to such failure and the action which the Borrowers propose to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

          (j) promptly upon knowledge thereof, notice of (i) any disputes or claims by customers of either Borrower involving amounts which, in the aggregate, exceed $10,000; (ii) any goods returned to or recovered by either Borrower involving amounts which, in the aggregate, exceed $10 000; and (iii) any change in the persons constituting the officers and directors of either Borrower;

          (k) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

          (l) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which LD shall file with the Securities and Exchange Commission or any national securities exchange;

          (m) promptly upon knowledge thereof, notice of the violation by either Borrower of any law, rule or regulation, the non-compliance with which could materially and adversely affect its business or its financial condition; and

          (n) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

     Section 6.2 Books and Records; Inspection and Examination. Each Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to such Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of the Lender, will permit any officer, employee, attorney or accountant for the Lender (upon reasonable notice unless the Lender in good faith believes that the accuracy of the audit may be effected by notice) to audit, review, make extracts from or copy any and all corporate and financial books and records of such Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to such Borrower, and to discuss the affairs of such Borrower with any of its directors. Officers, employees or agents. Each Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of such Borrower at any time during ordinary business hours.

     Section 6.3 Account Verification. Each Borrower will at any time and from time to time upon request of the Lender send requests for verification of accounts or notices of assignment to account debtors and other obligors.

     Section 6.4 Compliance with Laws: Environmental Indemnity. Each Borrower will (a) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable Environmental Laws and obtain any permits, licenses or similar approvals required by any such Environmental Laws, and (c) use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. Each Borrower will indemnify, defend and hold the Lender harmless from and against any claims, loss or damage to which the Lender may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by the Borrower or on property owned, leased or controlled by such Borrower. This indemnification agreement shall survive the termination of this Agreement and payment of the indebtedness hereunder.

     Section 6.5 Payment of Taxes and Other Claims. Each Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interests, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of such Borrower; provided, that no Borrower shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Section 6.6  Maintenance of Properties.

          (a) Each Borrower will keep and maintain the Collateral, the other collateral covered by the Loan Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts: provided, however, that nothing in this Section 6.6 shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Lender, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

          (b) Each Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

          (c) Each Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except the Security Interests and other security interests permitted by Section 7.1 hereof.

     Section 6.7 Insurance. Each Borrower will obtain and at all times maintain insurance with insurers believed by such Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which such Borrower operates. Without limiting the generality of the foregoing, each Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the benefit of the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

     Section 6.8 Preservation of Corporate Existence. Each Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

     Section 6.9 Delivery of Instruments etc. Upon request by the Lender, each Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by such Borrower.

     Section 6.10 Lockbox; Collateral Account. (a) Until the Lender directs a Borrower to establish a lockbox pursuant hereto, each Borrower will irrevocably direct all present and future Account debtors and other Persons obligated to make payments constituting Collateral to make such payments by wire transfer directly to the Collateral Account established for such Borrower. Following the establishment of a Lockbox for a Borrower, each Borrower will irrevocably direct all present and future Account debtors and other persons obligated to make payments constituting Collateral to make such payments by wire transfer directly to the Collateral Account established for such Borrower or to such Borrower's Lockbox. All of such Borrower's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account or any other amount constituting Collateral shall conspicuously direct that all payments be made in accordance with the requirements of this
Section 6.10 and shall include wire transfer instructions and, if established, the Lockbox address. All payments received in a Borrower's Lockbox shall be processed to the Collateral Account established for such Borrower.

          (b) Each Borrower agrees to deposit in the Collateral Account or, at the Lender's option, to deliver to the Lender all collections on Accounts, contract rights, chattel paper and other rights to payment constituting Collateral, and all other cash proceeds of Collateral, which such Borrower may receive directly, immediately upon receipt thereof, in the form received, except for such Borrower's endorsement when deemed necessary. Until delivered to the Lender or deposited in the Collateral Account, all proceeds or collections of Collateral shall be held in trust by such Borrower for and as the property of the Lender and shall not be commingled with any funds or property of such Borrower. Amounts deposited in the Collateral Account of a Borrower shall not bear interest and shall not be subject to withdrawal by such Borrower, except after full payment and discharge of all Obligations of such Borrower. All such collections shall constitute proceeds of Collateral and shall not constitute payment of any Obligation of such Borrower. Collected funds from the Collateral Account of a Borrower shall be transferred to the Lender's general account, and the Lender may deposit in its general account or in such Collateral Account any and all collections received by it directly from such Borrower. The Lender may commingle such funds with other property of the Lender or any other person. The Lender from time to time shall, upon initiation by such Borrower, after allowing one Banking Day, apply such funds to the payment of any and all Obligations of such Borrower, in any order or manner of application satisfactory to the Lender. All items delivered to the Lender or deposited in the Collateral Account of a Borrower shall be subject to final payment. If any such item is returned uncollected, such Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account of a Borrower, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to such Borrower's commercial account or other account. Such Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by such Borrower.

     Section 6.11 Performance by the Lender. If either Borrower at any time fails to perform or observe any of the foregoing covenants contained in this
Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives such Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5, 6.7 and 6.10 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrowers (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrowers shall thereupon jointly and severally pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender together with interest thereon from the date expended or incurred at the default rate of interest payable on the Term Note. To facilitate the performance or observance by the Lender of such covenants of the Borrowers, each Borrower hereby irrevocably appoints the Lender, or the delegate of the Lender, acting alone, as the attorney in fact of such Borrower (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Borrower under this Section 6.11.

     Section 6.12 Book Net Worth. LD shall, on the last day of each month in each of the periods set forth below, maintain its consolidated Book Net Worth at an amount which is greater than or equal to the amount set forth opposite such period plus the amount of the net proceeds to LD from the sale of equity securities received after the date of this Agreement:

          Period                             Book Net Worth

          Date hereof to and including       $15,316,000
               September 30 1996
          October 1, 1996 to and including   $14,895,000
               December 31, 1996
          January 1, 1997 to and including   $15,744,000
               March 31, 1997
          April 1, 1997 to and including     $17,758,000
               June 30 1997

Prior to June 30, 1997, the Borrowers and the Lender shall negotiate in good faith as to the Book Net Worth that LD shall be required to maintain for periods after such date, but if the Borrowers and the Lender do not agree, the Lender may designate the required amounts in its sole discretion, and the failure by LD to maintain the designated amounts shall be a default hereunder.

     Section 6.13 After-tax Income (or Loss). LD shall, on the last day of each of the periods set forth below, have after tax income or loss, determined in accordance with generally accepted accounting principles but excluding extraordinary gains, which is at least as great as (in the case of income) or does not exceed (in the case of losses) the amount set forth opposite such period:

                                                  Minimum Income or
          Period                                  (Maximum Loss)

          Three months ending September 30, 1996 <$1,133,000> Six months ending December 31, 1996 <$1,554,000>
          Nine months ending March 31, 1997          <$708,000>
          Twelve months ending June 30, 1997          $500,000

Prior to June 30, 1997, the Borrowers and the Lender shall negotiate in good faith as to the income that LD shall be required to maintain for periods after such date, but if the Borrowers and the Lender do not agree the Lender may designate the required income in its sole discretion, and the failure by LD to maintain the designated income shall be a default hereunder.

     Section 6.14 Debt to Net Worth. LD shall, on the last day of each of the periods set forth below, maintain the ratio of (i) total liabilities to Book Net Worth, at a ratio which is greater than or equal to the ratio set forth opposite such period:

          Period                                  Ratio

          Three months ending September 30, 1996  0.18 to 1
          Six months ending December 31, 1996     0.24 to 1
          Nine months ending March 31, 1997       0.32 to 1
          Twelve months ending June 30, 1997      0.25 to 1

Prior to June 30, 1997, the Borrowers and the Lender shall negotiate in good faith as to the ratios that LD shall be required to maintain for periods after such date, but if the Borrowers and the Lender do not agree, the Lender may designate the required ratios in its sole discretion, and the failure by LD to maintain the designated ratios shall be a default hereunder.

                                  ARTICLE VII
                               Negative Covenants

     So long as any Note shall remain unpaid or any Credit Facility shall remain outstanding, the Borrowers jointly and severally agree that, without the prior written consent of the Lender:

     Section 7.1 Liens. Neither Borrower will create, incur or suffer to exist any mortgage, deed of trust, pledge lien security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing:

          (a) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Exhibit C hereto, securing indebtedness for borrowed money permitted under Section 7.2 hereof;

          (b)  the Security Interests; and

          (c) purchase money security interests relating to the acquisition of machinery and equipment of the Borrower so long as the Borrower is in, and maintains, compliance with every other provision of this Agreement.

     Section 7.2 Indebtedness. Neither Borrower will incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a)  indebtedness arising hereunder;

          (b) indebtedness of such Borrower in existence on the date hereof and listed in Exhibit C hereto; and

          (c)  indebtedness relating to liens permitted in accordance with
     Section 7.l(c) hereof.

     Section 7.3 Guaranties. Neither Borrower will assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) the endorsement of negotiable instruments by such Borrower for deposit or collection or similar transactions in the ordinary course of business; and

          (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in Exhibit C hereto and the guaranties by each Borrower of the other Borrower's Obligations to the Lender.

     Section 7.4 Investments and Subsidiaries. (a) Neither Borrower will purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically, but without limitation, any partnership or joint venture, except:

               (1) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U. S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

               (2) travel advances or loans to officers and employees of such Borrower not exceeding at any one time an aggregate of $120,000; and

               (3) advances in the form of progress payments, prepaid rent or security deposits.

          (b) Neither Borrower will create or permit to exist any Subsidiary other than any Subsidiary in existence on the date hereof and listed in Exhibit B hereto.

     Section 7.5 Dividends. Neither Borrower will not declare or pay any dividends (other than dividends payable solely in stock of such Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly; if a Default or Event of Default exists immediately before, or would exist immediately after, such dividend is paid.

     Section 7.6 Sale or Transfer of Assets; Suspension of Business Operations. Neither Borrower will sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or
(iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. Neither Borrower will in any manner transfer any property without prior or present receipt of full and adequate consideration.

     Section 7.7 Consolidation and Merger; Asset Acquisitions. Neither Borrower will consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

     Section 7.8 Sale and Leaseback. Neither Borrower will enter into any arrangement, directly or indirectly, with any other Person whereby such Borrower shall sell or transfer any real or personal property whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which such Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     Section 7.9 Restrictions on Nature of Business. Neither Borrower will engage in any line of business materially different from that presently engaged in by such Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

     Section 7.10 Capital Expenditures. The Borrowers' aggregate expenditures required to be capitalized in accordance with generally accepted accounting principles shall not exceed $700,000 in the aggregate for both Borrowers during the Borrowers' fiscal year ended June 30, 1997, except to the extent that such expenditures are for the acquisition of capital assets which are financed by third parties, and except to the extent that such expenditures are for research and development and do not exceed (i) the net proceeds to the Borrowers from the sale of equity securities to LD during such fiscal year, or (ii) the amount of any capital contributions from LD to the Borrowers during such fiscal year. Prior to June 30, 1997, the Borrowers and the Lender shall negotiate in good faith as to the limitations on capital expenditures for periods after such date, but if the Borrowers and the Lender do not agree, the Lender may designate capital expenditures limitations in its sole discretion, and the failure of the Borrowers to maintain their capital expenditures within such limitations shall be a default hereunder.

     Section 7.11 Accounting. Neither Borrower will adopt any material change in accounting principles other than as required by generally accepted accounting principles. Neither Borrower will adopt, permit or consent to any change in its fiscal year.

     Section 7.12 Discounts, etc. Neither Borrower will, after notice from the Lender, grant any discount, credit or allowance to any customer of such Borrower or accept any return of goods sold, or at any time (whether before after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of such Borrower.

     Section 7.13 Defined Benefit Pension Plans. Neither Borrower will adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10 hereof.

     Section 7.14 Other Defaults. Neither Borrower will permit any breach, default or event of default to occur under any note loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon such Borrower.

     Section 7.15 Place of Business; Name. Neither Borrower will transfer its chief executive office or principal place of business or move, relocate, close or sell any business location. Neither Borrower will permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interests. Neither Borrower will change its name.

     Section 7.16 Organizational Documents. Neither Borrower will amend its certificate of incorporation, articles of incorporation or bylaws.

     Section 7.17 Salaries. Neither Borrower will pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any director, officer or consultant, or any member of their families by more than 10% in any one year.

                                  ARTICLE VIII
                     Events of Default, Rights and Remedies

     Section 8.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

          (a) Default in the payment of any interest on or principal of any Note when it becomes due and payable; or

          (b) Default in the payment of any fees, commissions, costs or expenses required to be paid by either Borrower under this Agreement; or

          (c) Default in the performance, or breach, of any covenant or agreement of either Borrower contained in this Agreement and the continuance thereof for a period of 15 days after receipt of notice of such default from the Lender; or

          (d) Either Borrower or LD shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or either Borrower or LD shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of either Borrower or LD; or either Borrower or LD shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against either Borrower or LD; or any judgment, writ, warrant of attachment, garnishment or execution or similar process shall be issued or levied against a substantial part of the property of either Borrower or LD; or

          (e) A petition shall be filed by or against either Borrower or LD under the United States Bankruptcy Code naming such Borrower as debtor; or

          (f) Any representation or warranty made by either Borrower in this Agreement, or by either (or any of its officers) in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when deemed to be effective; or

          (g) The rendering against either Borrower of a final judgment, decree or order for the payment of money in excess of $25,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution; or

          (h) A default under any bond, debenture, note or other evidence of indebtedness of either Borrower or LD owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease; or

          (i) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to either Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or either Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or either Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the assets of either Borrower in favor of the Plan; or

          (j) An event of default shall occur under any Loan Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of either Borrower hereunder or under any note; or

          (k) Either Borrower or LD shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets. without the prior written consent of the Lender; or

          (l) Either Borrower or LD shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued; or

          (m) Default in the payment of any amount owed by either Borrower to the Lender other than any indebtedness arising hereunder and the expiration of the applicable grace period, if any, with respect thereto; or

          (n) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender and the expiration of the applicable grace period, if any, with respect thereto.

     Section 8.2 Rights and Remedies. Upon the occurrence of an Event of Default or at any time thereafter, the Lender may exercise any or all of the following rights and remedies:

          (a) The Lender may, by notice to the Borrowers, declare the Credit Facility to be terminated, whereupon the same shall forthwith terminate.

          (b) The Lender may, by notice to the Borrowers, declare to be forthwith due and payable the entire unpaid principal amount of the Notes then outstanding, all interest accrued and unpaid thereon, all amounts payable under this Agreement and any other Obligations, whereupon such Notes, all such accrued interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers;

          (c) The Lender may, without notice to the Borrowers and without further action, apply any and all money owing by the Lender to either Borrower to the payment of the Advances, including interest accrued thereon, and of all other sums then owing by the Borrowers hereunder;

          (d) The Lender may, exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrowers hereby expressly waive) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrowers will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

          (e) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

          (f) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 8.1(e) hereof, the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon, all other amounts payable under this Agreement and any other Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

     Section 8.3 Certain Notices. If notice to either Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten calendar days prior to the date of intended disposition or other action.

                                   ARTICLE IX
                                 Miscellaneous

     Section 9.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section 9.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrowers therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on a Borrowers in any case shall entitle either Borrower to any other or further notice or demand in similar or other circumstances.

     Section 9.3 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below and, if telecopied, transmitted to that party at its telecopier number set forth below:

     If to the Borrowers:

     c/o Larson-Davis Laboratories Corporation
     1681 West 820 North
     Provo, Utah 84601
     Telecopier:
     Attention:

     If to the Lender:

     Norwest Business Credit, Inc.
     1740 Broadway
     Denver, Colorado 80274-8625
     Telecopier: (303) 863-4904
     Attention: Tony Lee

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, or (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy.

     Section 9.4 Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrowers is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

     Name and address of Debtors:

     Larson-Davis Laboratories Corporation
     1681 West 820 North
     Provo, Utah 84601
     Federal Tax Identification No.

     Sensar Corporation
     3325 N. University Avenue
     Provo, Utah 84604
     Federal Tax Identification No.

     Name and address of Secured Party:

     Norwest Business Credit, Inc.
     1740 Broadway
     Denver, Colorado 80274-8625

     Section 9.5 Further Documents. The Borrowers will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interests or the rights of the Lender under this Agreement (but any failure to request or assure that any Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interests, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

     Section 9.6 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrowers are entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrowers may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

     Section 9.7 Costs and Expenses. The Borrowers jointly and severally agree to pay on demand all costs and expenses, including (without limitation) attorneys' fees incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interests.

     Section 9.8  Indemnity.  In addition to the payment of expenses pursuant to
Section 9.7 hereof and the environmental indemnity pursuant to Section 6.4 hereof, the Borrowers jointly and severally agree to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents of the foregoing (the "Indemnitees"), from and against (i) any and all transfer taxes documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Advance, and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with the making of the Advance, this Agreement and all other Loan Documents or the use or intended use of the proceeds of the Advance (the "Indemnified Liabilities"). If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrowers, or counsel designated by the Borrowers and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrowers' sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligation of the Borrowers under this Section 9.8 shall survive the termination of this Agreement and the discharge of the Borrowers' other Obligations.

     Section 9.9 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the participants, successors or assigns of the Lender.

     Section 9.10 Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     Section 9.11 Binding Effect; Assignment; Complete Agreement. The Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that neither Borrower shall have the right to assign its rights thereunder or any interest therein without the prior written consent of the Lender. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.

     Section 9.12  Governing Law; Jurisdiction, Venue; Waiver of Jury Trial.
The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the District Court of the City and County of Denver, Colorado, or the United States District Court, District of Colorado. The parties waive any right to trial by jury in any action or proceeding based on or pertaining to this Agreement.

     Section 9.13 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 9.14 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers "hereunto duly authorized as of the date first above written.

                                   LARSON-DAVIS LABORATORIES
                                      CORPORATION


                                   By     /s/ Dan J. Johnson
                                     Its   Vice-President


                                   SENSAR CORPORATION



                                   By     /s/ Dan J. Johnson
                                     Its   Vice-President


                                   NORWEST BUSINESS CREDIT, INC.


                                   By     Daniel C.
                                     Its   Vice-President